UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DATTO HOLDING CORP.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

DATTO HOLDING CORP.

SUPPLEMENT TO PROXY STATEMENT FILED APRIL 4, 2022

TO POSTPONE 2022 ANNUAL MEETING OF SHAREHOLDERS

This Supplement to Proxy Statement, dated April 28, 2022, amends and supplements the Definitive Proxy Statement of Datto Holding Corp. (the “Company”) filed with the Securities and Exchange Commission on April 4, 2022. In light of the previously announced Agreement and Plan of Merger, dated April 11, 2022, pursuant to which the Company is to be acquired by Knockout Parent Inc., a wholly owned subsidiary of Kaseya Inc., in an all-cash transaction, the Board of Directors of the Company has determined to postpone its 2022 Annual Meeting of Shareholders previously scheduled for May 5, 2022 to a date to be determined at a later time.